Exhibit 99.2

ANADIGICS Prices Underwritten Public Offering of Common Stock

WARREN, NJ.—March 14, 2013 (PRNewswire)—ANADIGICS, Inc. (NASDAQ: ANAD)(the “Company”) today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a price to the public of $2.00 per share. The Company has also granted to the underwriters a 30-day option to purchase (the “Option”), at the same price per share as the underwriters paid for the initial shares, an additional 1,500,000 shares in connection with the offering. After deducting the underwriting discount and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $18.4 million, assuming no exercise of the Option.

The offering is expected to close on March 19, 2013, subject to customary closing conditions. Needham & Company, LLC is acting as the sole book-running manager of the offering. Craig-Hallum Capital Group LLC is acting as co-manager.

ANADIGICS intends to use the net proceeds from the offering for working capital and general corporate purposes. The shares described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement relating to the offering was filed with the SEC on March 13, 2013 and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may also be obtained, when available, from Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (800) 903-3268. Before you invest, you should read the final prospectus supplement and the accompanying base prospectus and other documents ANADIGICS has filed or will file with the SEC for more complete information about ANADIGICS and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About ANADIGICS

ANADIGICS, Inc. (ANAD) designs and manufactures innovative radio frequency solutions for the growing cellular, WiFi, and infrastructure markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional performance and integration to deliver a unique competitive advantage to OEMs and ODMs for mobile device, base station, CATV infrastructure, CATV subscriber, and industrial applications. The Company’s award-winning solutions include power amplifiers, front-end ICs, front-end modules, line amplifiers, active splitters, tuners, and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended), including the expected closing of the public offering and the intended use of proceeds from the offering. These projections and forward-looking statements reflect the Company’s current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as “believe”, “anticipate”, “expect”, or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and those discussed elsewhere herein.

Company Contact:

Terry Gallagher

Vice President and CFO

ANADIGICS Inc.

141 Mt. Bethel Road

Warren, NJ 07059

Tel: 908-668-5000

Email: tgallagher@anadigics.com